Exhibit 99.3

Independent Auditor’s Report

General Partners
St. Joseph Riverboat Partners
St. Joseph, Missouri

We have audited the accompanying balance sheets of St. Joseph Riverboat Partners as of December 31, 2004 and 2003, and the related statements of operations, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2004.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Joseph Riverboat Partners as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ CLIFTON GUNDERSON LLP

St. Joseph, Missouri

February 10, 2005